UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 19, 2007 (December 18, 2007)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On December 18, 2007, St. Mary Land & Exploration Company (the “Company”), issued a press release announcing its 2008 capital investment budget and its 2008 production target.  A copy of the press release is furnished as Exhibit 99.1 to this report.  As indicated in the press release, the Company has scheduled a related 2008 capital program teleconference call for December 20, 2007, at 8:00 a.m. (Mountain Time).  The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference and the location on the Company’s website where the teleconference information will be available.  The press release also indicates that additional information will be posted on the Company's website with respect to items that will be covered on the call.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ST. MARY LAND & EXPLORATION COMPANY

Date:	December 19, 2007	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller